Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140068) of Artificial Life, Inc. of our report dated April 30, 2011, on the consolidated financial statements as of December 31, 2010, and for each of the years then ended December 31, 2010, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2010.

/s/ Parker Randall CF (H.K.) CPA Limited

Parker Randall CF (H.K.) CPA Limited

Certified Public Accountants

Hong Kong

August 2, 2011